Exhibit 5.1

(Wilson Sonsini Goodrich & Rosati P.C. Letterhead)

May 29, 2018

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, AZ 85224

RE:	Registration Statement on Form S-8 for Issuance of Common Stock under the Microsemi Corporation 2008 Performance Incentive Plan, Actel Corporation 1986 Equity Incentive Plan, Actel Corporation 2003 Director Stock Option Plan, Asic Advantage, Inc. Series B Common Stock 2010 Stock Option Plan, PMC-Sierra, Inc. 2008 Equity Plan, Symmetricom, Inc. Amended and Restated 2006 Incentive Award Plan, Vitesse Semiconductor Corporation 2015 Incentive Plan, Vitesse Semiconductor Corporation 2013 Incentive Plan, Vitesse Semiconductor Corporation 2010 Incentive Plan and Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of 1,477,149 shares of your common stock that are issuable pursuant to currently outstanding restricted stock units under the Microsemi Corporation 2008 Performance Incentive Plan, of 50,421 shares of your common stock that are that are issuable pursuant to currently outstanding stock appreciation rights and options under the Actel Corporation 1986 Equity Incentive Plan, of 57 shares of your common stock that are issuable pursuant to currently outstanding stock appreciation rights under the Actel Corporation 2003 Director Stock Option Plan, of 147 shares of your common stock that are issuable pursuant to currently outstanding options under the Asic Advantage, Inc. Series B Common Stock 2010 Stock Option Plan, of 320,413 shares of your common stock that are issuable pursuant to currently outstanding restricted stock units under the PMC-Sierra, Inc. 2008 Equity Plan, of 52,184 shares of your common stock that are issuable pursuant to currently outstanding options under the Symmetricom, Inc. Amended and Restated 2006 Incentive Award Plan, of 5,826 shares of your common stock that are issuable pursuant to currently outstanding restricted stock units and options under the Vitesse Semiconductor Corporation 2015 Incentive Plan, of 21,730 shares of your common stock that are issuable pursuant to currently outstanding restricted stock units and options under Vitesse Semiconductor Corporation 2013 Incentive Plan, of 11,370 shares of your common stock that are issuable pursuant to currently outstanding options under the Vitesse Semiconductor Corporation 2010 Incentive Plan, and of 8,134 shares of your common stock that are issuable pursuant to currently outstanding options under the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan. Such shares of common stock are referred to herein as the “Shares,” and such plans are referred to herein as the “Plans.” As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation